Exhibit 10.12

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT is dated as of July 20, 2017 (this “Third Amendment”) and is entered into among Products Licensing LLC (the “Borrower”), the Lender party hereto and DBD Credit Funding LLC (“Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lender, and Administrative Agent have entered into that certain Credit Agreement dated as of June 24, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement);

WHEREAS, Borrower and Lender have agreed to certain modifications to the Credit Agreement including provisions relating to prepayments of the Loan;

WHEREAS, Borrower, Administrative Agent and the Lender party hereto (comprising Required Lenders) desire to amend the Credit Agreement to effect the agreed changes, all as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth in Section 4 herein, the Credit Agreement is hereby amended, as of the Third Amendment Effective Date, as follows:

(a)           The Recitals of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower term loans, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Borrower used the proceeds of the Initial Term Loan made by the Lenders to it on the Closing Date to (a) make a distribution to Parent and (b) fund certain fees and expenses associated with and incurred with respect to the funding of the Initial Term Loan made hereunder; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:”

(b)           Article 1 of the Credit Agreement is hereby amended by inserting the following new definitions in their proper alphabetical location:

i.            ““2017 Term Loan” shall have the meaning given to such term in Section 2.01.”

ii.            ““Artwork Holdings” means Artwork Holdings LLC, a Delaware limited liability company.”

iii.            ““Third Amendment” means that certain Third Amendment to Credit Agreement dated July 20, 2017 among the Borrower, Guarantors, Lenders and the Administrative Agent.”

iv.            ““Third Amendment Effective Date” means the date that all conditions precedent to the effectiveness of the Third Amendment have been satisfied.”

(c)           Article 1 of the Credit Agreement is hereby amended to change the definition of “Amortization Payment” in full to read as follows:

“Amortization Payment Amount” means for any Settlement Date $1,065,000 less the amount of any prepayments made pursuant to Section 2.06(b)(ix) that have been applied to reduce such scheduled amortization payment from and after the Third Amendment Effective Date until the last day of such Settlement Period.”

(d)           Article 1 of the Credit Agreement is hereby amended to change the definition of “Commitment” in full to read as follows:

“Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make a Loan as set forth on Schedule 2.01 or the most recent Assignment and Assumption and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans, which aggregate commitment shall be $150,000,000 on the Closing Date and $106,804,155.17 on the Third Amendment Effective Date.

(e)           Article 1 of the Credit Agreement is hereby amended to change the definition of “Excess Cash Flow Percentage” in full to read as follows:

““Excess Cash Flow Percentage” means, as of any Settlement Date:

(i)           for all Settlement Periods through the Settlement Period ending September 30, 2017, 0%;

(ii)          for all Settlement Periods ending on or after December 31, 2017, if the Leverage Ratio is 4.0:1.00 or less, 50%;

(iii)         for all Settlement Periods ending on or after December 31, 2017, if the Leverage Ratio is greater than 4.0:1.00, 75%;

(iv)         for all Settlement Periods ending after December 31, 2017, if the Borrowing Base Ratio is 85% or above, 75%, irrespective of the Leverage Ratio; and

In each case, the Borrowing Base Ratio shall be determined as of the last day of the related Settlement Period.”

(f)            Article 1 of the Credit Agreement is hereby amended to change the definition of “Guaranty and Security Agreement” in full to read as follows:

““Guaranty and Security Agreement” means that certain Amended and Restated Guaranty and Security Agreement dated as of July 20, 2017, executed by PBE, Parent, and the Loan Parties in favor of Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).”

(g)           Section 2.01 of the Credit Agreement is hereby amended in full to read as follows:

““Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan (the “Initial Term Loans”) to the Borrower, on the Closing Date, in a principal amount equal to such Lender’s Commitment then in effect. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make an additional term loan (the “2017 Term Loans”, and together with the Initial Term Loans, each a “Loan” and, collectively, the “Loans”) to the Borrower, on the Third Amendment Effective Date, in a principal amount equal to such Lender’s pro rata portion of the aggregate Commitment on the Third Amendment Effective Date as set forth in the definition of “Commitment”.”

(h)           Section 2.06(a) of the Credit Agreement is hereby amended in full to read as follows:

“(a) Optional Prepayments. The Borrower may prepay all or a portion of the Loans upon at least five (5) Business Days’ written notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, together with (i) interest accrued to and including the date of such prepayment on the principal amount prepaid and (ii) any Additional Financing Costs (including the prepayment fee applicable thereto (if any) pursuant to Section 2.06(c)), and provided that any partial prepayment shall be in an aggregate minimum principal amount of $1,000,000. Voluntary prepayments pursuant to this Section 2.06(a) shall be applied to reduce the remaining installments of the Loans in the order directed by the Borrower (or, in the absence of any such direction, ratably to the remaining installments thereof).”

(i)            Section 2.06(b)(i) of the Credit Agreement is hereby amended by replacing the date “June 30, 2017” with “December 31, 2017.”

(j)           Section 2.06(c) of the Credit Agreement is hereby amended in full to read as follows:

“If the Borrower prepays the Loans in full, or in part, pursuant to Section 2.06(a), at any time prior to June 30, 2018, such prepayment shall include a prepayment fee equal to $65,000.”

(k)          Section 3.01 of the Credit Agreement is hereby amended by replacing “Loan” in the second line thereof with “Initial Term Loan”.

(l)           Section 6.01 is hereby amended by designating subsection (vi) thereof as subsection (vii) and adding a new subsection (vi) to read as follows:

“(vi) Liens in favor of City National Bank with respect to the existing letter-of- credit facility, dated as of August 21, 2014 (as amended, supplemented or otherwise modified), among, inter alia, City National Bank and Parent, including, without limitation, pursuant to (i) that certain Guaranty Agreement, by Artwork Holdings LLC in favor of City National Bank, and (ii) that certain Security Agreement by Artwork Holdings LLC in favor of City National Bank, each dated as of August 12, 2015”

(m)         Schedule 2.01 attached to the Credit Agreement is hereby amended by replacing the figure “150,000,000” with “$106,804,155.17” each place it appears.

2.            Effectiveness. This Third Amendment shall be effective on the date when all of the following have been received by Administrative Agent (“Third Amendment Effective Date”):

(a)          counterparts of this Third Amendment executed by each of the Borrower, the Administrative Agent, and each Lender;

(b)          a certificate of the secretary or other officer of each of the Borrower, Parent and PBE certifying as to the resolutions of the Borrower’s, Parent’s or PBE’s, as applicable, board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Third Amendment;

(c)          the Notes for each Lender requesting a Note executed by the Borrower;

(d)          one fully executed copy of an amended and restated version of the Guaranty and Security Agreement together with the Pledged Stock (as defined therein), to the extent such Pledged Stock is certificated and has not previously been delivered, with appropriate undated stock powers executed in blank (to the extent relevant under Applicable Law);

(e)          one fully executed copy of a negative pledge agreement by Artwork Holdings in favor of Administrative Agent;

(f)           a copy of the duly recorded UCC-1 financing statement, with Parent, as debtor, and the Administrative Agent as secured party;

(g)           (i) a commitment fee, for the ratable benefit of the Lenders, in the amount of $130,000 (the “Commitment Fee”), (ii) an amendment fee, for the ratable benefit of the Lenders, in the amount of $160,206.23 (the “Amendment Fee” together with the Commitment Fee, the “Fees”), which such Fees shall be deemed fully earned upon payment and shall be non- refundable (in whole or in part) in all respects and (iii) the reasonable and documented out-of- pocket costs and expenses (including the reasonable legal fees and disbursements of Administrative Agent’s legal counsel) in connection with the preparation and negotiation of this Third Amendment (together with the Fees, the “Costs and Expenses”); which such Costs and Expenses shall be deducted from the 2017 Term Loan advanced on the Third Amendment Effective Date.

(h)          such other documentation as the Administrative Agent may reasonably request;

(i)           confirmation from the Borrower that the representations and warranties contained in Section 4 hereof are true and correct; and

(j)           confirmation from Sidley Austin LLP, counsel for the Administrative Agent, that all legal matters incident to this Third Amendment are satisfactory to Sidley Austin LLP.

3.            Release. In consideration of the foregoing amendments to the Credit Agreement, Borrower and the other Loan Parties signatory hereto or who consent to this Third Amendment (on behalf of themselves and each of their respective Subsidiaries and Affiliates), and, to the extent the same is claimed by right of, through or under Borrower, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged Lender and Administrative Agent, and their respective Affiliates, and any of the respective successors-in- title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom Lender or any of its Affiliates would be liable if such persons or entities were found to be liable to Borrower or any other Loan Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any of the other Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Except for the obligations, assignments and agreements set forth herein, Borrower and each Loan Party hereby warrants, represents and agrees that it is fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

PBE, Borrower and each Loan Party hereby agrees that if and to the extent California law is applicable to the interpretation and enforcement of this letter agreement, each such Person expressly agrees to incorporate California Civil Code Section 1542 into this letter agreement and thereupon voluntarily waives the provisions of California Civil Code Section 1542, and any other similar law, as to any and all claims, demands, causes of action, or charges, known or unknown, and further agree that this waiver is a material aspect of the consideration for entering into letter agreement. Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have under any provision of any jurisdiction that provides that a general release does not extend to claims which the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by the creditor have materially affected the creditor’s settlement with the debtor, or any law of the any state or territory of the United States or any foreign country or principle of common law that is similar or analogous. PBE, Borrower and each Loan Party hereby agrees and acknowledges that the foregoing waiver was separately bargained for. This waiver is an essential term of this Third Amendment, without which Lender would not have agreed to execute this Third Amendment. The release contained herein and the related provisions shall survive the termination of the Credit Agreement and payment in full of the Obligations.

4.            Representations and Warranties.

(a)          The Borrower hereby represents and warrants that, as of the date hereof: (i) it has all requisite power and authority to enter into this Third Amendment and to carry out the transactions contemplated hereby; (ii) the execution and delivery of this Third Amendment, and performance of this Third Amendment and the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate or other organizational action on the part of Borrower; (iii) this Third Amendment has been duly executed and delivered; and (iv) this Third Amendment (and the Credit Agreement as amended hereby) is the legally valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principle of equity, regardless of whether considered in a proceeding in equity or at law.

(b)          The Borrower hereby represents and warrants that, as of the date hereof, no changes to Schedule 4.01 and 4.06 of the Credit Agreement are necessary to make the corresponding representations and warranties in the Credit Agreement true as of the date hereof.

(c)           The Borrower hereby represents and warrants that, as of the date hereof, to the best of its knowledge, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents (in each case, as amended hereby).

5.            Counterparts; Severability; Integration. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via fax or in “.pdf” format by electronic mail shall be binding, and as effective as delivery of a manually executed counterpart, and may be used as admissible evidence that the party so transmitting intends to be bound by the terms set forth herein. All provisions of this Third Amendment are severable, and the unenforceability or invalidity of any of the provisions of this Third Amendment shall not affect the validity or enforceability of the remaining provisions of this Third Amendment. Should any part of this Third Amendment be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. This Third Amendment represents the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Third Amendment may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof not expressly set forth or referred to herein, and there are no unwritten or oral agreements between the parties.

6.            Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Third Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard for its conflicts of laws principles. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference as if fully stated herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS THIRD AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.            Loan Document; Successors and Assigns. This Third Amendment shall be deemed to be a Loan Document. This Third Amendment shall be binding upon PBE, the Borrower, the other Loan Parties, the Lender, the Administrative Agent, and each of their respective successors and permitted assigns and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto and any other indemnified parties hereunder and their respective successors, permitted assigns and representatives.

8.            No Other Modification. The amendments set forth in Section 1 herein are limited as specified and shall not constitute or be deemed to constitute (i) an amendment, waiver or modification of, or consent to any deviation from, the terms and conditions of the Credit Agreement or any other Loan Document, except as expressly set forth herein, or (ii) an agreement by the Administrative Agent, or any Lender to consent to any future amendment, waiver, modification or consent with respect to any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby confirmed and ratified in all respects, including with respect to any security interest or Lien granted to the Agents pursuant to the terms of the Loan Documents. Upon the effectiveness of this Third Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

9.            No Waiver; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Third Amendment or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by PBE, PEI and Borrower of any provision of this Third Amendment. Administrative Agent’s and each Lender’s rights under this Third Amendment and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

10.          Costs and Expenses. To the extent not already paid by Borrower, Borrower agrees to reimburse Administrative Agent promptly for all reasonable and documented out of pocket costs and expenses (including the reasonable legal fees and disbursements of its legal counsel) in connection with the preparation and negotiation of this Third Amendment and/or all of the matters relating to the Loan referenced herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PRODUCTS LICENSING LLC

By:	/s/ David Israel
Name:	David Israel
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

DBD CREDIT FUNDING LLC, as Administrative Agent

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC
its General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

DBDB FUNDING LLC
By:

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES III CLO LP
By: FCO III CLO GP LLC
its General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES V CLO LIMITED
By: FCO V CLO CM LLC
its Collateral Manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES VI CLO LIMITED
By: FCO VI CLO CM LLC
its Collateral Manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES VII CLO LIMITED
By: FCO VII CLO CM LLC
its Collateral Manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

CONSENT

The undersigned, being a Guarantor of the Loan pursuant to that certain Amended and Restated Guaranty and Security Agreement dated as of July      , 2017, (each, as amended, supplemented or modified to date) hereby consent to the foregoing Third Amendment and acknowledge that the “Secured Obligations” so guaranteed, shall include the Secured Obligations as modified pursuant to the foregoing Third Amendment.

PLAYBOY ENTERPRISES, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	COO/CFO

PLAYBOY ENTERPRISES
INTERNATIONAL, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	CFO